Exhibit 99

PALATIN TECHNOLOGIES, INC.
and Subsidiary

Consolidated Balance Sheets

(unaudited)

	May 26, 2011	March 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$ 20,237,231	$ 22,032,649
Prepaid expenses and other current assets	499,970	539,361
Total current assets	20,737,201	22,572,010

Property and equipment, net	1,331,942	1,511,892
Restricted cash	350,000	350,000
Other assets	256,342	253,403
Total assets	$ 22,675,485	$ 24,687,305

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Capital lease obligations	$ 16,001	$ 19,393
Accounts payable	128,931	386,261
Accrued compensation	66,768	211,941
Unearned revenue	58,596	70,796
Accrued expenses	1,937,405	1,208,920
Total current liabilities	2,207,701	1,897,311

Warrant liability	-	6,370,555
Deferred rent	174,624	258,161
Total liabilities	2,382,325	8,526,027

Stockholders' equity:
Preferred stock of $.01 par value – authorized 10,000,000 shares;
Series A Convertible; issued and outstanding 4,997 shares as of May 26, 2011 and March 31, 2011, respectively	50	50
Common stock of $.01 par value – authorized 100,000,000 shares; issued and outstanding 34,900,591 shares as of May 26, 2011 and March 31, 2011, respectively	349,006	349,006
Additional paid-in capital	239,648,429	234,493,100
Accumulated deficit	(219,704,325)	(218,680,878)
Total stockholders’ equity	20,293,160	16,161,278
Total liabilities and stockholders’ equity	$ 22,675,485	$ 24,687,305